Calculation of Filing Fee Tables
S-8
Virgin Galactic Holdings, Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	5,500,000	$ 3.385	$ 18,617,500.00	0.0001531	$ 2,850.34
2	Equity	Common Stock, $0.0001 par value per share	Other	1,000,000	$ 3.385	$ 3,385,000.00	0.0001531	$ 518.24
3	Equity	Common Stock, $0.0001 par value per share	Other	2,500,000	$ 3.385	$ 8,462,500.00	0.0001531	$ 1,295.61
Total Offering Amounts:						$ 30,465,000.00		$ 4,664.19
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,664.19
Offering Note
[1]	Note 1.a : Applies to offering lines 1, 2, and 3. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued pursuant to the above named plans to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the above named plans described herein. Note 1.b: Represents additional shares of the Registrant common stock that became available or may become available for issuance under the Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the 2019 Plan). Note 1.c.: Applies to offering lines 1, 2, and 3. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant common stock as reported on the New York Stock Exchange on May 29, 2025, which date is within five business days prior to filing this Registration Statement.

[2]	Note 2.a.: Represents additional shares of the Registrant common stock available for issuance pursuant to awards that may be granted under the Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan (the, Inducement Plan).

[3]	Note 3.a.: Represents 2,500,000 shares of the Registrant common stock that became available or may become available for issuance under the Virgin Galactic Holdings, Inc. 2025 Employee Stock Purchase Plan (the, 2025 ESPP).